Certain identified information has been omitted because the omitted information is (i) not material and (ii) would likely cause competitive harm to OncoCyte Corporation if publicly disclosed. Omitted portions of this exhibit are marked [*].

FIRST Amendment

to

Loan and security agreement

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of October 17, 2019, by and between Silicon Valley Bank (“Bank”) and OncoCyte Corporation, a California corporation (“Borrower”), whose address is 1010 Atlantic Avenue, Suite 102, Alameda, CA 94501.

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of February 21, 2017 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) make available to Borrower an additional growth capital facility and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Growth Capital Loan). Section 2.1.1(b)(ii) is amended by adding the following sentence to the end of such Section:

Notwithstanding the foregoing, the Growth Capital Advances shall be repaid in accordance with Section 2.1.2(a)(i) below.

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2.2 Section 2.1.2 (Supplemental Growth Capital Loan). A new Section 2.1.2 is added to the Loan Agreement as follows:

2.1.2 Supplemental Growth Capital Loan.

(a) Availability. Subject to the terms and conditions of this Agreement, Bank agrees to make advances to Borrower (each a “Supplemental Growth Capital Advance” and collectively the “Supplemental Growth Capital Advances”), from time to time, prior to the Supplemental Growth Capital Commitment Termination Date (Second Tranche), in an aggregate amount not to exceed the Supplemental Growth Capital Loan Commitment. After repayment, Supplemental Growth Capital Advances may not be reborrowed.

(i) Subject to the terms and conditions hereof, Three Million Dollars ($3,000,000) of the Supplemental Growth Capital Loan Commitment shall be available in one or more advances of not less than One Million Dollars ($1,000,0000) each, with the first such advance to be made on or about the First Amendment Date, the proceeds of which shall be used first to immediately repay all Obligations (including, without limitation, the Final Payment) owing with respect to the Growth Capital Advances with any remaining proceeds of such Supplemental Growth Capital Advance to be used by Borrower for working capital and other general corporate purposes; provided however, that Borrower shall not be required to pay a prepayment fee in connection with repayment of the Growth Capital Advances.

(ii) The remaining Two Million Dollars ($2,000,000) of the Supplemental Growth Capital Loan Commitment (the “Supplemental Second Tranche”) shall be available through the Supplemental Growth Capital Commitment Termination Date (Second Tranche), provided Borrower has achieved either (a) the Supplemental Second Tranche Milestone or (b) the Equity Milestone. Funds will be available under the Supplemental Second Tranche as soon as Borrower delivers to Bank evidence satisfactory to Bank that Borrower has achieved either (a) the Supplemental Second Tranche Milestone or (b) the Equity Milestone. Each Supplemental Growth Capital Advance under the Supplemental Second Tranche must be in an amount of not less than One Million Dollars ($1,000,000).

(b) Repayment of Supplemental Growth Capital Advances.

(i) Interest-Only Payments. For each Supplemental Growth Capital Advance, Borrower shall make monthly payments of interest-only commencing on the first (1st) Business Day of the first (1st) month following the month in which the Funding Date occurs with respect to such Supplemental Growth Capital Advance and continuing thereafter during the Supplemental Interest-Only Period, on the first (1st) Business Day of each successive month.

(ii) Principal and Interest Payments. For each Supplemental Growth Capital Advance outstanding as of the last day of the Supplemental Interest-Only Period, Borrower shall make (A) (x) if Borrower does not satisfy the Supplemental Second Tranche Milestone, twenty-four (24), or (y) if Borrower satisfies the Supplemental Second Tranche Milestone, eighteen (18) consecutive equal monthly payments of principal commencing on the first (1st) Business Day of the first (1st) month after the Supplemental Interest-Only Period (the “Supplemental Conversion Date”) and continuing on the on the first (1st) Business Day of each month thereafter, in amounts that would fully amortize the applicable Supplemental Growth Capital Advance, as of the Supplemental Conversion Date, over the Supplemental Repayment Period plus (B) monthly payments of accrued and unpaid interest. The Supplemental Final Payment and all unpaid principal and accrued and unpaid interest on each Supplemental Growth Capital Advance are due and payable in full on the Supplemental Growth Capital Maturity Date.

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(c) Voluntary Prepayment. Borrower shall have the option to prepay all Supplemental Growth Capital Advances in full, provided Borrower (i) shall provide written notice to Bank of its election to prepay the Supplemental Growth Capital Advances at least thirty (30) days prior to such prepayment and (ii) pays, on the date of such prepayment, (A) all outstanding principal and accrued but unpaid interest, plus (B) the Supplemental Prepayment Fee, plus (C) the Supplemental Final Payment, plus (D) all other sums, including Bank Expenses, if any, that shall have become due and payable.

(d) Mandatory Prepayment Upon an Acceleration. If the Supplemental Growth Capital Advances are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal and accrued but unpaid interest, plus (ii) the Supplemental Prepayment Fee, plus (iii) the Supplemental Final Payment, plus (iv) all other sums, including Bank Expenses, if any, that shall have become due and payable.

2.3 Section 2.2 (Payment of Interest on the Credit Extensions). Section 2.2(a) is amended in its entirety and replaced with the following:

(a) Interest Rates.

(i) Growth Capital Advances. Subject to Section 2.2(b), the principal amount outstanding for each Growth Capital Advance shall accrue interest at a floating per annum rate equal to the greater of (i) three-quarters of one percent (0.75%) above the Prime Rate or (ii) four and one-quarter percent (4.25%), which interest shall be payable monthly.

(ii) Supplemental Growth Capital Advances. Subject to Section 2.2(b), the principal amount outstanding for each Supplemental Growth Capital Advance shall accrue interest at a floating per annum rate equal to the greater of (i) the Prime Rate or (ii) [five percent (5.00%) OR INDICATIVE RATE AT CLOSING], which interest shall be payable monthly.

2.4 Section 2.3 (Fees). Section 2.3(b) is amended in its entirety and replaced with the following:

(b) Final Payments.

(i) Final Payment. The Final Payment, when due hereunder;

(ii) Supplemental Final Payment. The Supplemental Final Payment, when due hereunder;

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2.5 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 is amended by deleting the “and” at the end of clause (j), renumbering clause (k) to be clause (l), and inserting a new clause (k) as follows:

(k) Beneficial Ownership. Prompt written notice of any changes to the beneficial ownership information set out in sections 2.d, 2.e, 2.f, and 2.g of the Perfection Certificate (or any equivalent sections of any Perfection Certificate delivered after the First Amendment Date). Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and

2.6 Section 6.10 (Access to Collateral; Books and Records). The last sentence of Section 6.10 is amended in its entirety and replaced with the following:

In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to reschedule the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

2.7 Section 6.11 (Formation or Acquisition of Subsidiaries). Section 6.11 is amended by inserting the parenthetical “(including, without limitation, pursuant to a Division)” immediately after the phrase “any direct or indirect Subsidiary after the Effective Date”.

2.8 Section 7.1 (Dispositions). Section 7.1 is amended by inserting the parenthetical “(including, without limitation, pursuant to a Division)” immediately after the phrase “or otherwise dispose of”.

2.9 Section 7.2 (Changes in Business, Management, Control or Business Locations). The second paragraph in Section 7.2 is amended by adding the following sentence to the end thereof:

If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of Twenty-Five Thousand Dollars ($25,000) of Borrower’s assets or property, then Borrower will first receive the written consent of Bank, and the landlord of any such new offices or business locations, including warehouses, shall execute and deliver a landlord consent in form and substance satisfactory to Bank.

2.10 Section 7.3 (Mergers or Acquisitions). Section 7.3 is amended by deleting the parenthetical “(including, without limitation, by the formation of any Subsidiary)” and substituting in lieu thereof “(including, without limitation, by the formation of any Subsidiary or pursuant to a Division)”.

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2.11 Section 8.1 (Payment Default). Section 8.1(b) is amended by deleting the reference to “Growth Capital Maturity Date” and substituting in lieu thereof “the Supplemental Growth Capital Maturity Date”.

2.12 Section 8.11 (Delisting). Section 8.11 is amended by replacing all references to “NYSE MKT” with “NYSE American”.

2.13 Section 12.1 (Termination Prior to Maturity Date; Survival). Section 12.1 is amended by deleting the phrase “prior to the Growth Capital Maturity Date by Borrower in accordance with Section 2.1.1” and substituting in lieu thereof “prior to the Supplemental Growth Capital Maturity Date by Borrower in accordance with Section 2.1.2(c)”.

2.14 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Credit Extension” is any Growth Capital Advance, Supplemental Growth Capital Advance or any other extension of credit by Bank for Borrower’s benefit under this Agreement.

“Warrant” is, collectively, (a) that certain Warrant to Purchase Stock dated as of the Effective Date executed by Borrower in favor of Bank, and (b) that certain Warrant to Purchase Stock dated as of the First Amendment Date executed by Borrower in favor of Bank.

2.15 Section 13 (Definitions). The following terms and their respective definitions are added to Section 13.1 in the appropriate alphabetical order:

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Equity Milestone” is receipt by Borrower of at least Twenty Million Dollars ($20,000,000) of net cash proceeds from the sale of Borrower’s equity securities on or before March 31, 2020 to investors and on terms acceptable to Bank.

“First Amendment Date” is October 17, 2019.

“Supplemental Conversion Date” is defined in Section 2.1.2(b)(ii).

“Supplemental Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due in accordance with Section 2.1.2 above, equal to the Supplemental Growth Capital Loan Commitment multiplied by the Supplemental Final Payment Percentage.

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“Supplemental Final Payment Percentage” is four percent (4.0%).

“Supplemental Growth Capital Advance” is defined in Section 2.1.2(a).

“Supplemental Growth Capital Commitment Termination Date (Second Tranche)” is September 30, 2020.

“Supplemental Growth Capital Loan Commitment” is Five Million Dollars ($5,000,000).

“Supplemental Growth Capital Maturity Date” is March 1, 2022.

“Supplemental Interest-Only Period” means, with respect to each Supplemental Growth Capital Advance, the period commencing on the First Amendment Date and continuing through (a) if Borrower does not satisfy the Supplemental Second Tranche Milestone, March 31, 2020, or (b) if Borrower satisfies the Supplemental Second Tranche Milestone, September 30, 2020.

“Supplemental Prepayment Fee” shall be, with respect to any prepayment of the Supplemental Growth Capital Advances, an amount equal to (i) three percent (3.00%) of the outstanding principal balance of all Supplemental Growth Capital Advances if such prepayment occurs on or prior to the first anniversary of First Amendment Date, (ii) two percent (2.00%) of the outstanding principal balance of all Supplemental Growth Capital Advances if such prepayment occurs after the first anniversary of the First Amendment Date but on or prior to the second anniversary of the First Amendment Date, or (iii) one percent (1.00%) of the outstanding principal balance of all Supplemental Growth Capital Advances if such prepayment occurs after the second anniversary of the First Amendment Date.

“Supplemental Repayment Period” is the period of time commencing on the Supplemental Conversion Date and continuing through the Supplemental Growth Capital Maturity Date.

“Supplemental Second Tranche” is defined in Section 2.1.2(a)(ii).

“Supplemental Second Tranche Milestone” means receipt by Borrower of a positive final coverage determination from the Centers for Medicare and Medicaid Services (CMS) for the “Razor Assay” at a minimum price point of at least [*] per test.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

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3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

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5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank by Borrower of a Corporate Borrowing Certificate, in form and substance satisfactory to Bank, (c) the due execution and delivery to Bank by Borrower of a Warrant to Purchase Common Stock, in form and substance satisfactory to Bank, (d) the due execution and delivery to Bank by Borrower of a Perfection Certificate, in form and substance satisfactory to Bank, and (e) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment. Bank acknowledges receipt of a good faith deposit in the amount of Twenty-Five Thousand Dollars ($25,000) which shall be applied to Bank Expenses on the First Amendment Date.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		OncoCyte Corporation

By:	/s/ Peter Sletteland	By:	/s/ Mitchell Levine
Name:	Peter Sletteland	Name:	Mitchell Levine
Title:	Vice President	Title:	Chief Financial Officer

[Signature Page to First Amendment to Loan and Security Agreement]